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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SBS Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

2400 Louisiana Blvd. NE
AFC Building 5, Suite 600
Albuquerque, New Mexico 87110
Tel. (505) 875-0600

PROXY STATEMENT AND NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
To Be Held on November 13, 2003

Dear Shareholders:

     You are cordially invited to attend the SBS Technologies, Inc. 2003 Annual Meeting of Shareholders, which will be held on Thursday, November 13, 2003, at 9:30 a.m. Eastern Standard Time, at the Massachusetts Institute of Technology Faculty Club, 50 Memorial Drive, 6th Floor, Cambridge, Massachusetts, 02139. The purpose of the meeting is to act on the following:

(1)	To elect eight Directors;

(2)	To ratify the appointment of KPMG LLP as principal independent auditors for the fiscal year ended June 30, 2004;

(3)	To approve an amendment to the 1993 Directors and Officers Stock Option Plan; and

(4)	To transact any other business as may properly come before the meeting.

     If you were a shareholder of record at the close of business on September 24, 2003, you may vote by proxy or in person at the Annual Meeting. Your vote is important. Whether or not you plan to attend the meeting, please complete, date, and sign the enclosed proxy card, and mail it in the enclosed business reply envelope. For your convenience, you may also vote your shares via telephone or Internet according to the instructions on the proxy card. If you vote your proxy over the telephone or Internet, please do not mail in your completed proxy card. If you are a registered shareholder and wish to vote your shares in person at the meeting, you may do so even if you have previously returned your proxy card. However, if you hold your shares in Street Name and wish to vote your shares in person at the meeting, you must indicate that on your proxy card as instructed and return it before the meeting in the envelope provided.

Bruce E. Castle Secretary

October 6, 2003

INFORMATION ABOUT THE ANNUAL MEETING
OWNERSHIP OF SBS COMMON STOCK
How Much Stock Do Shareholders Who Have More Than 5% of Common Stock Own?
How Much Stock Do The Directors And Named Executive Officers Own?
BOARD OF DIRECTORS
Would You Please Describe The Structure Of The Board Of Directors?
Nominees for The Board of Directors
Does SBS Have Committees Of The Board Of Directors?
How Much Are The Directors Paid?
COMPENSATION OF NAMED EXECUTIVE OFFICERS
Named Executive Officers Who Are Not Directors
How Much Do The Named Executive Officers Get Paid?
Compensation Plans Of SBS Under Which Securities May Be Issued
Does SBS Have Employment Agreements For The Named Executive Officers?
REPORTABLE TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS
REPORT OF THE BOARD AUDIT COMMITTEE
REPORT OF THE BOARD MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
FIVE YEAR PERFORMANCE COMPARISON
ANNUAL REPORT
PROPOSALS TO BE VOTED UPON
ELECTION OF DIRECTORS
RATIFICATION OF SELECTION OF AUDITORS
APPROVAL OF AMENDMENT TO THE 1993
APPENDIX A
APPENDIX B
APPENDIX C
APPENDIX D

PROXY STATEMENT FOR SBS TECHNOLOGIES, INC.
2003 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me This Proxy Statement?

     We sent you this proxy statement and the enclosed proxy card because the Board of Directors of SBS Technologies, Inc. (“SBS,” the “Company” or “we”) is asking you to vote for three items or, if you prefer, asking your permission to allow us to vote your shares at the 2003 Annual Meeting of Shareholders. The Annual Meeting will be held on November 13, 2003 at the Massachusetts Institute of Technology Faculty Club, 50 Memorial Drive, 6th Floor, Cambridge, Massachusetts, 02139, at 9:30 a.m. Eastern Standard Time. This proxy statement includes information about the issues to be voted upon at the meeting, and on the transaction of such other business as may properly come before the meeting.

     On October 6, 2003, we began mailing these proxy materials to all shareholders of record at the close of business on September 24, 2003. On September 2, 2003, there were 15,009,498 shares of SBS Common Stock outstanding and entitled to vote.

     In accordance with New Mexico law, a list of shareholders entitled to vote at the Annual Meeting will be available on November 13, 2003 at the Massachusetts Institute of Technology Faculty Club, 50 Memorial Drive, 6th Floor, Cambridge, Massachusetts, 02139 and for 10 days before the meeting, between the hours 8:30 a.m. and 5:30 p.m., at SBS’ Corporate Headquarters, 2400 Louisiana Blvd. NE, AFC Building 5, Suite 600, Albuquerque, New Mexico, 87110.

How Many Votes Do I Have?

     If you were a shareholder at the close of business on September 24, 2003, you will be entitled to vote. Each share of SBS Common Stock that you own entitles you to one vote.

How Can I Vote My Shares?

     You can vote on matters presented at the Annual Meeting by proxy in three ways or in person:

     (a) By Proxy — If you are a shareholder of record, you may vote your proxy by mail, telephone or the Internet. Telephone and Internet voting procedures are designed to authenticate shareholders by using individual control numbers. Voting by telephone or Internet will help SBS reduce costs.

     Voting Your Proxy by Telephone

     In the U.S. and Canada, you can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:00 a.m. Central Standard Time on November 12, 2003. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

     Voting Your Proxy by Internet

     You can also choose to vote over the Internet. The web site address for Internet voting is on your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 12:00 p.m. Central Standard Time on November 12, 2003. If you vote over the Internet, you do not need to return your proxy card. Please note that if you vote over the Internet, you may incur costs such as telecommunication and Internet connection charges associated with normal Internet usage.

     Voting Your Proxy by Mail

     If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it as instructed on the proxy card in the postage paid envelope provided.

     If you vote by proxy using any of these three methods, the persons named on the card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for Director, whether your shares should be voted for or against the ratification of the appointment of the principal independent auditors for fiscal year 2004 and whether your shares should be voted for or against the approval of the amendment to the 1993 Directors and Officers Stock Option Plan. If you vote by telephone or Internet and choose to vote with the recommendation of SBS’ Board of Directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted:

•	“FOR” the election of all eight nominees for Director;

•	“FOR” ratification of the appointment of the principal independent auditors for the fiscal year ending June 30, 2004; and

•	“FOR” approval of the amendment to the 1993 Directors and Officers Stock Option Plan.

     If a nominee becomes unable to serve as Director, which we do not anticipate, your proxies intend to vote for the election of a substitute nominee recommended by the Board of Directors.

     If any other matter is presented, your proxies will vote in accordance with the best judgment of management. At the time this proxy went to press, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

     If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other adult person, sign the proxy, and deliver it to the person whose name has been substituted.

     (b) In Person — If you are a shareholder of record, you may cast your vote in person at the Annual Meeting. If you hold your shares in Street Name, please see the section below entitled “If I Hold Shares In Street Name, How Can I Vote My Shares?” for information on how to vote your shares in person at the Annual Meeting.

If I Hold Shares In Street Name, How Can I Vote My Shares?

     You can submit voting instructions to your broker or nominee. Please refer to the voting instruction card included in the materials provided by your broker or nominee.

May I Revoke My Proxy?

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	send another proxy with a later date,

•	notify SBS’ Secretary in writing to arrive at SBS’ Corporate Headquarters, 2400 Louisiana Blvd. NE, AFC Building 5, Suite 600, Albuquerque, New Mexico, 87110, before the date of the Annual Meeting that you have revoked your proxy, or

•	vote in person at the Annual Meeting.

How Can I Present An Issue To Be Addressed At Next Year’s Annual Meeting?

     Shareholders must submit proposals, intended to be considered at the next Annual Meeting, in writing to the

Secretary of SBS, no later than June 5, 2004, for inclusion in SBS’ Proxy Statement and Form of Proxy relating to the meeting. Also, shareholders who wish to propose proper business from the floor, for consideration at the 2004 Annual Meeting of Shareholders, and who have not properly submitted that proposal for possible inclusion in SBS’ 2004 proxy materials, must notify SBS’ Secretary in writing no later than August 22, 2004.

What Are the Costs Of Soliciting These Proxies?

     SBS is paying all expenses to prepare, print, and mail this proxy material. We will also pay the cost of soliciting the proxies, if necessary. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners and obtaining their instructions. We do not expect the expenses to exceed $5,000.

How Are The Proxy Statements And Ballot Forms Distributed To Shareholders?

     We have engaged our transfer agent, Wells Fargo Bank Minnesota, N.A., to assist in the distribution and tabulation of proxies. A few employees of SBS may also participate, without additional compensation, in the solicitation of proxies by telephone, facsimile, e-mail, and personally.

What Vote Is Required To Approve Each Proposal?

Proxy Item No. 1 Election of Directors:	Each Director who receives a “FOR” vote by a majority of shares represented in person or by proxy at the Annual Meeting will be elected. If you vote to withhold authority to vote for all listed nominees or if you vote to withhold authority for a particular nominee, your vote will count as a vote “AGAINST” the nominee(s). Otherwise, your vote will count “FOR” the nominee(s)

Proxy Item No. 2 Ratification of Appointment of Independent Auditors:	A “FOR” vote by a majority of the shares represented in person or by proxy at the Annual Meeting is required to ratify the appointment of KPMG LLP as the principal independent auditors for the fiscal year ending June 30, 2004. If you “ABSTAIN” from voting, your abstention has the same effect as if you voted “AGAINST” the proposal.

Proxy Item No. 3 Approval of Amendment to 1993 Director and Officer Stock Option Plan:	A “FOR” vote by a majority of the shares represented in person or by proxy at the Annual Meeting is required to approve the amendment to the 1993 Director and Officer Stock Option Plan. If you “ABSTAIN” from voting, your abstention has the same effect as if you voted “AGAINST” the proposal.

Please note the following:

     Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the broker or other entity has not voted.

OWNERSHIP OF SBS COMMON STOCK

How Much Stock Do Shareholders Who Have More Than 5% of Common Stock Own?

     The following table sets forth, as of June 30, 2003, the beneficial ownership of Common Stock by each person who is known by SBS to own beneficially more than 5% of the outstanding shares of Common Stock:

	Amount and Nature
	of Beneficial	Percent of Class
Name of and Address Beneficial Owner	Ownership(1)	Beneficially Owned(2)

Fidelity Management and Research (3)	1,684,016	11.23%
Alliance Capital Management L.P. (4)	1,062,566	7.09%
Putnam Investment Management, L.L.C. (5)	1,022,995	6.82%
Kern Capital Management LLC (6)	970,500	6.47%
Kennedy Capital Management, Inc. (7)	937,614	6.26%
Barclays Global Investors, N.A. (8)	823,167	5.49%
Dimensional Fund Advisors, Inc. (9)	813,366	5.43%

(1)	The ownership information disclosed above is based on a Schedule 13F report dated June 30, 2003 filed with the Securities and Exchange Commission.

(2)	To SBS’ knowledge, except where otherwise noted, each person listed has sole voting power of the shares.

(3)	The address for the shareholder is in care of Fidelity Management and Research, One Federal Street, Boston, Massachusetts 02110-2003.

(4)	The address for the shareholder is in care of Alliance Capital Management L.P., 1345 Avenue of the Americas, 39th Floor, New York, New York 10105-0096.

(5)	The address for the shareholder is in care of Putnam Investment Management, L.L.C. One Post Office Square, Boston, Massachusetts 02109.

(6)	The address for the shareholder is in care of Kern Capital Management, LLC, 114 West 47th Street, Suite 1926, New York, New York, 10036-1510.

(7)	The address for the shareholder is in care of Kennedy Capital Management, Inc., 10829 Olive Boulevard, St. Louis, Missouri, 63141-7739.

(8)	The address for the shareholder is in care of Barclays Global Investors, N.A., 45 Fremont Street, San Francisco, California, 94105-2228.

(9)	The address for the shareholder is in care of Dimensional Fund Advisors, Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California, 90401-1005.

How Much Stock Do The Directors And Named Executive Officers Own?

     The following table sets forth, as of September 2, 2003, the beneficial ownership of Common Stock by each Director and nominee for Director of SBS, each Named Executive Officer, and by all Directors and Named Executive Officers as a group (see footnotes for explanations):

	Amount and Nature
	of Beneficial		Percent of Class
Name of Beneficial Owner	Ownership(1)		Beneficially Owned(6)

Christopher J. Amenson (7) (nominee)*	384,474	(3,5,8)	2.56%
Warren W. Andrews (nominee)*	71,150	(5)	(2)
Lawrence A. Bennigson (nominee)*	90,750	(4,5)	(2)
Bruce E. Castle (7)	10,423	(3,5)	(2)
James E. Dixon, Jr. (7)	156,957	(3,5,9)	1.05%

	Amount and Nature
	of Beneficial		Percent of Class
Name of Beneficial Owner (Continued)	Ownership(1)		Beneficially Owned(6)

Peter D. Fenner (nominee)*	23,122	(4,5)	(2)
Louis C. Golm (nominee)*	45,296	(4,5)	(2)
David H. Greig (7)	196,000	(5)	1.31%
Clarence W. Peckham (nominee)* (7)	106,943	(3,5)	(2)
Richard Szafranski (nominee)*	—	(4)	(2)
Alan F. White (nominee)*	38,153	(5)	(2)
All the Directors and Officers as a group	1,123,268		7.48%

*	Director as of September 2, 2003.

On September 2, 2003, there were 15,009,498 shares of SBS Common Stock outstanding.

The address for each of these shareholders is in care of SBS at 2400 Louisiana Blvd. NE, AFC Building 5, Suite 600, Albuquerque, NM 87110.

(1)	A person is deemed to be the owner of securities that can be acquired by that person within 60 days of the date of the table upon exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that options that are held by that person and that are exercisable within 60 days of the date of this table have been exercised.

(2)	Owns less than one percent of total outstanding stock.

(3)	Includes Common Stock owned by this person through the SBS Technologies, Inc. 401(k) Profit Sharing Plan (“401(k) Plan”): Christopher J. Amenson 4,442 shares; Bruce E. Castle 423 shares; James E. Dixon, Jr. 1,839 shares; and Clarence W. Peckham 443 shares.

(4)	Mr. Bennigson, Mr. Fenner, Mr. Golm and Mr. Szafranski elected to receive shares of SBS Common Stock in lieu of cash compensation for the 2002-2003 term. Upon completion of their current year term on November 12, 2003, Mr. Bennigson, Mr. Fenner, and Mr. Golm will each receive 3,319 shares, and Mr. Szafranski will receive 1,319 shares.

(5)	Includes, as to the person listed, options to purchase shares of Common Stock exercisable as of September 2, 2003 and for 60 days thereafter, under SBS’ stock option plans: Christopher J. Amenson 270,000 options, Warren W. Andrews 60,000 options, Lawrence A. Bennigson 60,000 options, Bruce E. Castle 5,000 options, James E. Dixon, Jr. 154,500 options, Peter D. Fenner 20,000 options, Louis C. Golm 40,000 options, David H. Greig 196,000 options, Clarence W. Peckham 106,500 options, and Alan F. White 30,000 options.

(6)	To SBS’ knowledge, except where otherwise noted, each person has sole voting and investment power as to the shares.

(7)	Is a Named Executive Officer.

(8)	Includes 1,000 shares owned indirectly by his spouse and 2,000 shares owned indirectly by his minor children.

(9)	Includes 618 shares owned indirectly which are held in spouse’s SBS 401(k) account.

     SBS knows of no arrangements concerning anyone’s ownership of stock, which may, at a subsequent date, result in a change in control of SBS.

BOARD OF DIRECTORS

Would You Please Describe The Structure Of The Board Of Directors?

     SBS’ Bylaws provide for a Board of Directors composed of a minimum of one but not more than nine directors, all of whom are elected annually. Annually, the Board of Directors determines the number of nominees to be recommended to the Shareholders for election to the Board. For the annual term ending November 13, 2003, six (6) Directors were elected on November 14, 2002. All of these Directors are expected to fulfill their terms. Vacancies in the Board occurring during a term are filled by persons appointed by a majority of the remaining Board members. A Director appointed to fill a vacancy, or a new Directorship created by an increase in the size of the Board, serves for the remainder of the term. On January 10, 2003, the Board of Directors appointed Richard Szafranski as a new Director. On April 17, 2003, the Board of Directors appointed Clarence W. Peckham as a new Director.

     The Board of Directors held nine regular and special meetings during the fiscal year ended June 30, 2003. No incumbent Director attended less than 75% of the total of the Board meetings and meetings of Committees on which he served.

     At the Annual Meeting of Shareholders, eight Directors will be elected by the holders of Common Stock to hold office until the Annual Meeting of Shareholders in 2004, and until their successors are elected, or until their death, resignation, or removal.

     At the Annual Meeting of the Board of Directors, the Board elects a Chairman of the Board and a Lead Director, who must be an independent Director, to preside over meetings of the independent Directors.

     The following persons have consented to be nominated and, if elected, to serve as Directors of SBS.

Nominees for The Board of Directors

     Christopher J. Amenson, 53, became a Director in August 1992. Mr. Amenson served as Chairman of the Board from May 1997 to November 2001 and from April 2002 to present. Mr. Amenson was appointed Executive Chairman on April 17, 2003. Mr. Amenson served as President of SBS from April 1992 through March 2001 and Chief Executive Officer of SBS from October 1996 through March 2001, when he retired to pursue faith-based ministry, and from April 2002 to April 2003. From April 1992 to October 1996, Mr. Amenson was Chief Operating Officer of SBS. For five years before joining SBS, Mr. Amenson was President of Industrial Analytics, Inc., a Boston-based firm engaged in consulting in support of operations, mergers and acquisitions. Mr. Amenson also serves on the Board of Directors of Rainbow House International, the Board of the Technical-Vocational Institute Foundation, the Board of Directors of PointCross, Inc., and the Board of Directors of Best Choice Educational Services, Inc. Mr. Amenson serves as the Director of Development for the Care Net Pregnancy Center of Albuquerque, New Mexico. Mr. Amenson holds a Bachelor’s Degree in Government from the University of Notre Dame and a Master of Science in Management from the Massachusetts Institute of Technology (“MIT”) as a Sloan Fellow.

     Warren W. Andrews, 59, became a Director in November 1996. Mr. Andrews is a market and technology analyst, and is publisher and editorial director of two monthly magazines, RTC Magazine and COTS Journal. The former is the leading publication in the open-systems, embedded-computer industry, and the latter covers embedded computers in the military. He serves on the Advisory Board of BitMICRO Networks, and the Board of Directors of Accolade Semiconductor. The former is a manufacturer of solid-state storage devices and the latter a fabless semiconductor company specializing in PCI Express. From 1987 to 1994, Mr. Andrews served as a senior editor for Computer Design Magazine while, at the same time, publishing his own newsletter, Embedded Computer Trends. Before that he was managing editor of Electronic Design Magazine and semiconductor editor for Electronic Engineering Times. Previously, he owned and operated his own business, providing electronic design services and developing, manufacturing and selling microprocessor-based switching systems for a variety of audio and video applications. In addition, he holds one U.S. patent and has designed other products for the cable TV, security systems, education and communications markets. Mr. Andrews holds a Bachelor of Science Degree from Fairleigh Dickinson University.

     Lawrence A. Bennigson, Ph.D., 65, became a Director in November 1995 and serves as Lead Director. Dr. Bennigson has provided consulting services on corporate, business and manufacturing strategy and related organizational issues to major corporations and to governments in the U.S. and Europe since 1965. In 1998, he was appointed a Senior Fellow of the Harvard Business School’s Executive Development Center and in 2001 he was appointed Senior Vice President and Senior Fellow of Harvard Business School Interactive. Dr. Bennigson serves on several advisory boards, including Central Maine Power Corp and Toffler Associates, the strategic advisory firm founded by Alvin and Heidi Toffler. As Senior Vice President and a Managing Partner of the former MAC Group, Inc., Dr. Bennigson helped to lead the strategic development of the firm, resulting in its 1991 acquisition and merger to become Gemini Consulting. Dr. Bennigson taught executives and graduate students as a faculty member of the School of Engineering, Stanford University, the Harvard University Graduate School of Business, and as a visiting faculty member at the London Business School and the Graduate School of Business, Lund University, Sweden. Before his academic and consulting career, Dr. Bennigson served for six years as a U.S. Naval Officer. Dr. Bennigson holds a Bachelor’s Degree in General Engineering from UCLA, as well as Master’s and Doctorate Degrees in Industrial Engineering (with specialization in Human Factors Engineering and Industrial Organization) from Stanford University.

     Peter D. Fenner, 67, became a Director in November 2000. On January 1, 2001, Mr. Fenner retired after 5 years as President and CEO of Com21, Inc. (Nasdaq:CMTO), a start-up Broadband Access company which, during that time, grew from 45 employees and zero revenue to over 400 associates and $200 million in sales. Before joining Com21, Mr. Fenner was, for over 30 years, with AT&T, where he held numerous sales, marketing, product planning, and senior management positions. From 1989 to 1992, Mr. Fenner was President and a corporate officer of AT&T Network Systems’ Transmission Business, a $3 billion unit with 10,000 employees. In this position, he was instrumental in the quality efforts that resulted in winning the Malcolm Baldridge Award. Before that, Mr. Fenner was Vice President of Product Planning for AT&T’s entire $12 billion Network Systems Division, with operations that included Transmission Systems, Switching, Cellular, Cable & Wire, and Operations Support (Software). Mr. Fenner is also on the Board of Directors of BitMICRO Networks, a company producing solid state storage devices, and ActiveStrategy, a pioneer in software designed to manage the process of “Strategy Execution.” Mr. Fenner holds a Bachelor of Science Degree in Industrial Engineering from Lehigh University and a Master of Science in Management from MIT as a Sloan Fellow.

     Louis C. Golm, 61, became a Director in November 1999. Mr. Golm is an independent consultant and senior advisor to the telecommunications and information management industries. Until 1999, he served as President of AirTouch International, the international division of AirTouch Communications - a wireless communications business. Vodafone Group Plc merged with AirTouch in 1999 to form Vodafone AirTouch, the world’s largest wireless communications company. Mr. Golm joined AirTouch in 1997 from AT&T, where he was President and CEO of AT&T-Japan. He was elected to this position in 1994 and was instrumental in successfully growing this $2 billion business. The businesses he led in Japan are now organized as the subsidiaries of AT&T, Lucent Technologies, Inc. and NCR Corporation. Before his assignment in Japan, Mr. Golm held a series of senior management positions at AT&T. From 1991 to 1994, he headed AT&T’s business sales force with revenues exceeding $17 billion and an employee force in excess of 10,000 people. He started his career with AT&T in 1964. Mr. Golm serves on the boards of Quanta Services, Inc. and Global Intermodal Systems, Inc. He was a founder and also serves as a senior adviser to the CEO, of Kirusa, Inc., a high technology start-up company. Further, he is a Director of the Japan Society of Northern California. Mr. Golm graduated from the University of Denver in 1963 and earned an MBA from the same university in 1964. He graduated with a Master of Science in Management from MIT in 1980 as a Sloan Fellow.

     Clarence W. Peckham, 54, was appointed a Director and Chief Executive Officer on April 17, 2003. Prior to that, Mr. Peckham was appointed Executive Vice President of SBS in February 2002, and served as President of SBS’ Commercial and Government Group. In February 2001, Mr. Peckham was appointed President of SBS’ Government Group and for the period 1997 to 2001, Mr. Peckham was President of SBS’ wholly owned subsidiary, SBS Technologies, Inc., Embedded Computers in Raleigh, North Carolina. Before joining SBS in 1997, Mr. Peckham was Vice President of Engineering and Chief Technologist at DY4 Systems in Canada, a leading supplier of military computer systems. Mr. Peckham has over 30 years’ experience in the embedded computing field. Mr. Peckham holds a Bachelor of Science Degree in Electrical Engineering from Northeastern University.

     Richard Szafranski, 55, was appointed a Director on January 10, 2003. Mr. Szafranski is the managing director of and a partner in Toffler Associates. Toffler Associates is the strategic planning and business advisory firm created by Alvin and Heidi Toffler which helps organizations create their future by capitalizing on the opportunities that transition to a knowledge-based economy and organizational forms present. His portfolio includes working with CEOs, COOs, and senior executives in global aerospace, manufacturing, telecommunications, associations, the US intelligence community, and other US and non-US Government agencies. Mr. Szafranski retired from active service in the United States Air Force as a colonel in July 1996. In his last assignment, he was the National Military Strategy Chair at the Air War College, Maxwell AFB, Alabama and the study director for Air Force 2025, an inquiry into the capabilities required for air, space, and information power in the next century. While serving, Colonel Szafranski’s duties included staff positions in the headquarters of Strategic Air Command, United States Space Command, North American Aerospace Defense Command, and Air Force Space Command. He commanded B-52 units at the squadron and wing level, including assignment as commander of the 7th Bomb Wing, Carswell AFB, Texas, from 1991 to 1993. He was also the base commander of Peterson AFB, Colorado. Colonel Szafranski was designated a Joint Specialty Officer in 1989. He is a member of the International Institute of Strategic Studies and a recipient of the US Air Force Association National Medal of Merit. His military decorations included the Defense Superior Service Medal and the Legion of Merit with oak leaf cluster. Mr. Szafranski is a multi-engine, instrument-rated jet pilot and instructor pilot with 3,000 flying hours. He serves on the Board of Reviewers for the Aerospace Power Journal, the professional Journal of the United States Air Force. Mr. Szafranski is a graduate of Air Command and Staff College and was the top graduate of his Air War College class. He holds a BA from Florida State University and an MA from Central Michigan University.

     Alan F. White, 65, became a Director in November 1997. Mr. White is Senior Associate Dean at the MIT Sloan School of Management and a member of the MIT Faculty (Ex Officio). Mr. White has traveled extensively and has been responsible for MIT programs in Asia, Europe and Latin America. His current responsibilities include a major assignment in China, where MIT is working with three universities to develop international MBA programs. His activities in Asia encompass Korea, Japan, Thailand, Malaysia, Singapore, Indonesia and China. Mr. White began his career at MIT in 1973, as an Alfred P. Sloan Fellow, and later served as Director of that Program. From 1973 to 1988, Mr. White served as Director of Executive Education at MIT. From 1967 to 1970, Mr. White was the Director of the University of Hawaii Center for Cross Cultural Training and Research, and served as Executive Assistant for the President of the University of Hawaii from 1971 to 1973. From 1963 to 1967, Mr. White gained international government experience as a regional director for the U.S. Peace Corps in the Philippines. From 1956 to 1965, Mr. White worked in the private sector, where he served as a printer, and later worked in financial printing sales and production. Mr. White serves on the boards of Ceridian Corporation (NYSE: CEN), StartupAvenue.com (France), Management Sciences for Health, and the advisory board of the Japan Management Institute. Mr. White also serves on the board of Jones Education, Inc., a subsidiary of Jones International, Ltd., a private company. Jones Education develops Internet education tools and customer support services for high-quality online education at the university level. Mr. White has served as a consultant in the area of management development and business development to many organizations, including British Petroleum PLC, Citicorp, Inc., Gemini Consulting, and the Young Presidents’ Organization. He has published several articles in leading journals in the field of management development. Mr. White holds a Bachelor’s Degree in Political Science from the University of Miami (Ohio) and a Master of Science in Management from MIT as a Sloan Fellow.

     There are no family relationships among any Directors or executive officers of SBS. Information about the stock ownership in SBS held by these individuals is shown under the heading “Ownership of SBS Common Stock” and is based on information provided by these individuals.

Does SBS Have Committees Of The Board Of Directors?

     The Board of Directors has three standing committees: Audit; Management Development and Compensation; and Nominating and Corporate Governance.

     Audit Committee

     Members: Louis C. Golm (Chairman), Warren W. Andrews, Lawrence A. Bennigson and Peter D. Fenner

     The Audit Committee, which held nine meetings in fiscal year 2003, consists of four directors who are independent, as determined in accordance with all applicable rules and laws. Currently, the Board of Directors has determined that two members of the Audit Committee are “audit committee financial experts” consistent with SEC rules.

     The Audit Committee’s primary functions are to oversee the accounting and financial reporting processes of SBS and audits of the financial statements of SBS.

     The Audit Committee is directly responsible for the oversight of the independent auditor of SBS and has sole authority and responsibility for the independent auditor’s appointment, termination and compensation (subject, if applicable, to shareholder ratification). The independent auditor reports directly to the Audit Committee and the

Audit Committee is responsible for the resolution of any disagreements between management and the independent auditor regarding financial reporting. The Audit Committee approves all audit fees and terms and all non-audit services provided by the independent auditor. Effective February 7, 2003, the Board of Directors adopted a revised written charter for the Audit Committee, which is attached to this Proxy Statement as Appendix A, and is also available in the Investor Relations section of the Company’s website at www.sbs.com.

     Management Development and Compensation Committee

     Members: Lawrence A. Bennigson (Chairman), Peter D. Fenner, Louis C. Golm, Richard Szafranski and Alan F. White

     The Management Development and Compensation Committee, which held five meetings in fiscal year 2003, consists of five directors who are independent and is responsible for making recommendations to the Board of Directors concerning policies and procedures which will attract, develop and retain key managers and executives critical to the long-term success of SBS, and to align executive compensation with shareholder interests. The Management Development and Compensation Committee provides guidance and overview of all management development, executive salary, incentive and benefit programs. In addition, the Management Development and Compensation Committee is responsible for evaluating the performance of the Chief Executive Officer, recommending Chief Executive Officer compensation to the full Board, and meeting annually with the Chief Executive Officer to review management development programs and activities, and succession planning. While the administration of management development and compensation is the responsibility of SBS management, the review and recommendation of the Management Development and Compensation Committee is required for overall executive (individuals who lead businesses or functional responsibilities) compensation, philosophy and policy; incentive programs; executive benefit and perquisite programs; stock and stock option awards and their terms to be awarded to officers subject to Section 16(b) of the Securities Exchange Act of 1934; Board member compensation and any other compensation issues as may be directed to it. Effective February 7, 2003, the Board of Directors adopted a revised written charter for the Management Development and Compensation Committee, which is attached to this Proxy Statement as Appendix B, and is also available in the Investor Relations section of the Company’s website at www.sbs.com.

     All members of the Management Development and Compensation Committee during the fiscal year ended June 30, 2003 were independent Directors, and none of them was an employee or former employee of SBS. During the fiscal year ended June 30, 2003, no SBS executive officer served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on SBS’ Management Development and Compensation Committee.

     Nominating and Corporate Governance Committee

     Members: Alan F. White (Chairman), Warren W. Andrews, Peter D. Fenner and Richard Szafranski

     The Nominating and Corporate Governance Committee, which held six meetings in fiscal year 2003, consists of four directors who are independent. The Nominating and Corporate Governance Committee has the responsibility to make recommendations to the Board with respect to nominees to be designated by the Board for election as directors and officers, the effectiveness, structure, size and composition of the Board, including committee assignments, and to monitor corporate governance standards of the Company. The Board of Directors approves the proposed slate of nominees for recommendation to the shareholders. Nominated Directors stand for election by the shareholders at SBS’ Annual Meeting of Shareholders. SBS has no provision for recommendation by shareholders of nominees for Director. Effective February 7, 2003, the Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee, which is attached to this Proxy Statement as Appendix C, and is also available in the Investor Relations section of the Company’s website at www.sbs.com.

How Much Are The Directors Paid?

     Employees who are also Directors receive no additional compensation for serving as Directors.

During the board term commencing November 2002, Directors who were not employees were paid an annual retainer of $10,000 for service on the Board and $4,000 for each committee of the Board on which a Director served. Non-employee Directors were also paid a meeting fee of $1,000 per Board meeting day and travel day. In addition, non-employee Directors were paid $500 for each meeting of the Board held telephonically. Expenses incurred in connection with attending Board and committee meetings were reimbursed. Non-employee Directors were able to elect, under SBS’ 1998 or 2000 Long-Term Equity Incentive Plans, to receive a portion of these payments in restricted shares of SBS’ Common Stock or options to purchase shares of SBS’ Common Stock subject to, and in accordance with, Section 16(b) of the Securities Exchange Act of 1934. In addition, each non-employee Director received an option for 10,000 shares of SBS’ Common Stock, in each case 5,000 granted under the terms of the 1993 Director and Officer Stock Option Plan, as previously amended, and 5,000 granted under the terms of the 1998 or 2000 Long-Term Equity Incentive Plans. The exercise price of all such options is the market price of SBS’ Common Stock on the grant date as provided in the respective plan. In the case of Mr. Szafranski, this compensation was prorated effective upon the date of his appointment to the Board of Directors.

     Beginning in the board term commencing in November 2003, Directors who are not employees will be paid an annual retainer of $10,000 for service on the Board, and an additional retainer for Committee Chairpersons as follows: Audit Committee Chair $5,000; Nominating and Corporate Governance Committee Chair $2,500; and Management Development and Compensation Committee Chair $2,500. The Lead Director will be paid an annual retainer of $2,500. Non-employee Directors are also paid a meeting fee of $1,500 per Board meeting day, a meeting fee of $750 per Committee meeting, and $1,000 per travel day for any Board or Committee meeting. In addition, non-employee Directors will be paid $500 for each meeting of the Board or any Committee held telephonically. Expenses incurred in connection with attending Board and Committee meetings are reimbursed. Non-employee Directors will be able to elect, under SBS’ 1998 or 2000 Long-Term Equity Incentive Plans, to receive a portion of these payments in restricted shares of SBS’ Common Stock or options to purchase shares of SBS’ Common Stock subject to, and in accordance with, Section 16(b) of the Securities Exchange Act of 1934. In addition, each non-employee Director will receive an option for 11,500 shares of SBS’ Common Stock upon election or appointment to the Board, and each year of service thereafter. If the shareholders approve Proxy Item No. 3 of this Proxy Statement, the amendment to the 1993 Directors and Officers Stock Option Plan, each non-employee Director will receive the annual option grant of 11,500 shares from the 1993 Directors and Officers Stock Option Plan. If the shareholders do not approve Proxy Item No. 3 of this Proxy Statement, the amendment to the 1993 Directors and Officers Stock Option Plan, each non-employee Director will receive an option for 5,000 shares under the terms of the 1993 Director and Officer Stock Option Plan, as previous amended, and an option for 6,500 shares under the terms of the 1998 or 2000 Long-Term Equity Incentive Plans. The exercise price of all such options is the market price of SBS’ Common Stock on the grant date as provided in the respective plan.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Named Executive Officers Who Are Not Directors

     Bruce E. Castle, 45, was appointed Vice President, General Counsel and Secretary of SBS in November 2002. Mr. Castle was hired by SBS as General Counsel in July 2002. Before joining SBS, Mr. Castle practiced law in Albuquerque, New Mexico for 19 years, including as a director and shareholder of Kemp Smith Duncan & Hammond, P.C., managing shareholder of Eastham Johnson Monnheimer & Jontz, P.C., and most recently a principal of Vogel Campbell Blueher & Castle, P.C. Mr. Castle holds a Bachelor of Arts Degree from Northeast Missouri State University (now Truman State University) (1980) and a Juris Doctor Degree from the University of Missouri (1983).

     James E. Dixon, Jr., 58, was appointed Executive Vice President in November 2001, and Treasurer and Chief Financial Officer in September 1995. From September 1995 to November 2001, Mr. Dixon held the position of Vice President, Finance and Administration. In addition, Mr. Dixon served as Secretary from November 2000 until November 2002. Mr. Dixon served as a Director from November 1998 through November 2000. For eight years before joining SBS, Mr. Dixon held the position of Director of Finance, Howden Group America, Inc., a wholly owned subsidiary of Howden Group PLC. Howden Group America’s subsidiaries, whose combined annual revenue then exceeded $200 million, specialize in the design and manufacture of air and gas handling equipment, defense-related products and food processing equipment. Before that, Mr. Dixon held various controller positions at Westinghouse Electric Corporation from 1971 to 1985. Mr. Dixon holds a Bachelor’s Degree in Business Education from Indiana University of Pennsylvania.

     David H. Greig, 48, was appointed President and Chief Operating Officer in April 2002. From February 2001 to April 2002, Mr. Greig held the positions of Vice President of SBS and President of SBS’ Commercial Group. Mr. Greig joined SBS in October 1997 as President of SBS’ wholly owned subsidiary, SBS Technologies, Inc., Connectivity Products in St. Paul, Minnesota. Before joining SBS, Mr. Greig was employed by Perle Systems, a designer and manufacturer of computer networking equipment. During his fourteen-year tenure with Perle, Mr. Greig served in several capacities, including President of the Perle Customer Engineering Division, and later served simultaneously as President of Perle’s U.S. operations, and Executive Vice President and Director of the Canadian parent company. Previously, Mr. Greig was Founder and President of Greig-Power Co. Ltd., a Toronto, Canada-based developer of custom electronic systems used to automate and control manufacturing operations. Mr. Greig performed duties as a research assistant at York University’s Center for Research in Experimental Space Science before founding his own business. Mr. Greig holds the equivalent of a Bachelor’s Degree in Electrical Engineering from Ryerson Polytechnical Institute in Toronto, Ontario, Canada.

How Much Do The Named Executive Officers Get Paid?

     The following table provides an overview of compensation that SBS paid to the Named Executive Officers for the fiscal years ended June 30, 2003, 2002 and 2001.

Summary Compensation Table

			Long-Term
		Annual	Compensation
		Compensation	Awards

			Securities
		Salary	Underlying	All Other
Name and Principal Position	Year	($)	Options (# shares)	Compensation($)

Clarence W. Peckham	2003	272,870	100,000	43,508	(5)
Chief Executive Officer (1)	2002	212,463	60,000	7,435	(6)
	2001	176,932	20,000	7,186	(6)
Christopher J. Amenson	2003	192,335	—	9,291	(7)
Chairman of the Board, Executive Chairman	2002	62,154	120,000	5,849	(8)
& Former Chief Executive Officer (2)	2001	315,278	—	9,011	(6)
David H. Greig	2003	275,000	30,000	48,835	(9)
President and Chief Operating Officer (3)	2002	232,489	110,000	—
	2001	196,646	20,000	—
James E. Dixon, Jr.	2003	275,000	—	8,253	(6)
Vice President, Chief Financial Officer &	2002	257,618	60,000	7,287	(6)
Treasurer	2001	230,077	20,000	29,698	(10)
Bruce E. Castle	2003	197,308	20,000	4,500	(6)
Vice President, General Counsel & Secretary (4)

(1)	Effective April 17, 2003, Clarence W. Peckham was appointed to the position of Chief Executive Officer.

(2)	Effective April 17, 2003, Christopher J. Amenson was appointed to the position of Executive Chairman.

(3)	David H. Greig was appointed to the position of President and Chief Operating Officer effective April 26, 2002; before that, he served as Vice President of SBS beginning in February 2001.

(4)	Bruce E. Castle was appointed Vice President, General Counsel and Secretary of SBS in November 2002.

(5)	Includes $34,622 in relocation payments and $8,886 in payments made by SBS pursuant to a contribution-matching program under its 401(k) plan. Effective January 1, 2001, SBS changed the 401(k) plan’s year-end to December 31.

(6)	Represents payments made by SBS pursuant to a contribution-matching program under its 401(k) plan. Amounts paid under SBS’ other employee benefits plans are not included because the benefits provided to officers under these plans are identical to those provided to all other employees. Effective January 1, 2001, SBS changed the 401(k) plan’s year-end to December 31.

(7)	Includes $7,692 made by SBS pursuant to a contribution-matching program under its 401(k) plan and $1,599 in fringe benefits. Effective January 1, 2001, SBS changed the 401(k) plan’s year-end to December 31.

(8)	Includes $2,486 made by SBS pursuant to a contribution-matching program under its 401(k) plan and $3,363 in fringe benefits. Effective January 1, 2001, SBS changed the 401(k) plan’s year-end to December 31.

(9)	Represents relocation benefits paid to employee.

(10)	Includes $8,160 in payments made by SBS pursuant to a contribution matching program under its 401(k) plan and $21,538 paid for accrued leave compensation. Effective January 1, 2001, SBS changed the 401(k) plan’s year-end to December 31.

     The following table provides information about shares acquired upon exercise of stock options by, and unexercised stock options held by, the Named Executive Officers in the Summary Compensation Table at June 30, 2003:

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

			Number of Shares Underlying			Value of Unexercised
			Unexercised Options at			In-The-Money Options at
	Shares		June 30, 2003			June 30, 2003
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable		Exercisable	Unexercisable

C. Amenson	556	$4,030	270,000	—		$—	$—
C. Peckham	—	—	101,500	142,500	(1)	57,600	184,000
D. Greig	—	—	191,000	110,000	(1)	12,160	55,200
J. Dixon Jr.	—	—	149,500	52,500	(1)	120,400	—
B. Castle	—	—	—	20,000	(2)	—	35,500

(1)	5,000 of these options became exercisable September 25, 2003.

(2)	5,000 of these options became exercisable July 31, 2003.

     The following table provides information about individual grants of stock options made to the Named Executive Officers in the Summary Compensation Table during the year ended June 30, 2003:

Option Grants in Fiscal Year 2003

	Number of	Percent of Total
	Securities	Options Granted to	Exercise
	Underlying Options	Employees in	Price Per	Expiration	Grant Date
Name	Granted	Fiscal Year	Share	Date	Present Value

C. Peckham	100,000 (1)	15.69%	$7.92	4/30/2013	$459,258	(4)
D. Greig	30,000 (2)	4.71%	7.92	4/30/2013	137,777	(4)
B. Castle	20,000 (3)	3.14%	8.00	7/31/2012	78,514	(5)

(1)	Options were granted under the 1993 Directors and Officers Stock Option Plan; 20,000 per year become exercisable upon continuous employment beginning April 30, 2004 through April 30, 2008, and the option expires on April 30, 2013.

(2)	Options were granted under the 1993 Directors and Officers Stock Option Plan; 6,000 per year become exercisable upon continuous employment beginning April 30, 2004 through April 30, 2008, and the option expires on April 30, 2013.

(3)	Options were granted under the 2000 Long-Term Equity Incentive Plan; 5,000 per year become exercisable upon continuous employment beginning July 31, 2003 through July 31, 2006, and the option expires on July 31, 2012.

(4)	Estimated using the Black-Scholes option pricing model with the following weighted average assumptions; expected life of 4.12 years, risk free rate of return of 3.12%, expected volatility of 76.97% and a dividend yield of 0%.

(5)	Estimated using the Black-Scholes option pricing model with the following weighted average assumptions; expected life of 2.67 years, risk free rate of return of 2.673%, expected volatility of 79.81% and a dividend yield of 0%.

Compensation Plans Of SBS Under Which Securities May Be Issued

     The following sets forth certain information as of June 30, 2003 with respect to compensation plans of SBS under which securities may be issued:

Equity Compensation Plan Information

	Number of securities to	Weighted-average	Number of securities
	be issued upon exercise	exercise price of	remaining available for
	of outstanding options,	outstanding options,	future issuance under
	rights, restricted stock,	rights, restricted stock,	equity compensation
	and other	and other	plans (excluding securities
Plan Category	stock-based awards	stock-based awards	reflected in first column)

Equity compensation plans approved by security holders	3,353,309	$15.08	2,758,443
Equity compensation plans not approved by security holders	—	—	—

Total	3,353,309	$15.08	2,758,443

Does SBS Have Employment Agreements For The Named Executive Officers?

     All of our Named Executive Officers have employment agreements with SBS.

     Christopher J. Amenson serves as Executive Chairman under an employment agreement executed on April 17, 2003. The agreement provides for a base annual salary of $150,000 and a two-year term unless terminated as described below. The agreement provides that, upon either voluntary or involuntary resignation, SBS will employ Mr. Amenson for two years following termination as an advisor to the Board of Directors at an annual rate of pay of $40,000. The agreement assigns to SBS certain intellectual property developed by Mr. Amenson on SBS time, is terminable by either party, with or without cause, upon thirty days’ notice, contains non-competition clauses which apply during the employment period and for two years thereafter, and contains restrictions against disclosure of proprietary information. Also, the agreement provides for six months’ severance payable upon Mr. Amenson’s termination by SBS without cause.

     Bruce E. Castle serves as Vice President, General Counsel and Secretary pursuant to an employment agreement effective July 29, 2003. The agreement provides for a base annual salary of $225,000 and has a three-year term unless terminated as described below. The agreement assigns to SBS certain intellectual property developed by Mr. Castle on SBS time, is terminable by either party, with or without cause, upon thirty days notice, contains non-competition clauses which apply during the employment period and for two years thereafter, and contains restrictions against disclosure of proprietary information. Also, the agreement provides for six months’ severance payable upon Mr. Castle’s termination by SBS without cause and one-year severance payable upon Mr. Castle’s termination without cause within one year after a change in control of SBS.

     James E. Dixon, Jr. serves as Executive Vice President, Treasurer and Chief Financial Officer pursuant to an employment agreement effective July 29, 2003. The agreement provides for a base annual salary of $275,000 and has a three-year term unless terminated as described below. The agreement assigns to SBS certain intellectual property developed by Mr. Dixon on SBS time, is terminable by either party, with or without cause, upon thirty days notice, contains non-competition clauses which apply during the employment period and for two years thereafter, and contains restrictions against disclosure of proprietary information. Also, the agreement provides for six months’ severance payable upon Mr. Dixon’s termination by SBS without cause and one-year severance payable upon Mr. Dixon’s termination without cause within one year after a change in control of SBS.

     David H. Greig serves as President and Chief Operating Officer pursuant to an employment agreement effective July 29, 2003. The agreement provides for a base annual salary of $275,000 and has a three-year term unless terminated as described below. The agreement assigns to SBS certain intellectual property developed by Greig on SBS time, is terminable by either party, with or without cause, upon thirty days notice, contains non-competition clauses which apply during the employment period and for two years thereafter, and contains restrictions against disclosure of proprietary information. Also, the agreement provides for six months’ severance payable upon Mr. Greig’s termination by SBS without cause and one-year severance payable upon Mr. Greig’s termination without cause within one year after a change in control of SBS.

     Clarence W. Peckham serves as Chief Executive Officer pursuant to an employment agreement effective April 17, 2003. The agreement provides for a base annual salary of $300,000 and has a five-year term unless terminated as described below. The agreement also provides for issuance to Mr. Peckham of a stock option grant of 100,000 shares of SBS common stock, with annual vesting of 20,000 shares beginning on April 30, 2004 through April 30, 2008, based on continuous employment through these dates. The agreement assigns to SBS certain intellectual property developed by Mr. Peckham on SBS time, is terminable by either party, with or without cause, upon thirty days notice, contains non-competition clauses which apply during the employment period and for two years thereafter, and contains restrictions against disclosure of proprietary information. Also, the agreement provides for six months’ severance payable upon Mr. Peckham’s termination by SBS without cause and one-year severance payable upon Mr. Peckham’s termination without cause within one year after a change in control of SBS.

REPORTABLE TRANSACTIONS

     During The Last Fiscal Year, Has Any Director, Officer, Nominee For Director, Or Shareholder Identified In The Ownership Of SBS Common Stock Section, Or Any Of Their Immediate Family Members, Been Involved In Any Transaction, In Which SBS Or Any Of Its Subsidiaries Was Involved, Or May Be Involved In The Future, Which Exceeded $60,000?

     SBS knows of no reportable transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Did The Directors And Officers File All Of Their Required Section 16(a) Beneficial Ownership Reports With The SEC On Time?

     Under the Securities Exchange Act of 1934, Directors and Officers of public companies are required to report to the Securities and Exchange Commission all personal transactions involving SBS’ Common Stock. Based upon a review of Forms 3, 4 and 5 filed by Directors and Officers of SBS during the fiscal year ended June 30, 2003, all reports required by Section 16(a) of the Securities Exchange Act of 1934 were timely filed, except for one form with respect to one transaction which was filed by Mr. Dixon.

INDEPENDENT PUBLIC ACCOUNTANTS

Approval of Services

     The Audit Committee of the Board of Directors pre-approves all engagements for audit and non-audit services provided by the Company’s principal accounting firm, KPMG LLP. The policies and procedures for approval of all services as outlined in the Audit Committee charter follow:

•	The Audit Committee shall approve all audit fees and terms and all non-audit services provided by the Company’s auditor; and

•	A Committee member designated by the Committee, or in the absence of such designation the Chairman (the “Designated Member”), may approve additional proposed non-audit services that arise between Committee meetings, provided that the Designated Member notifies promptly the other members of the Committee in writing and the decision to pre-approve the service is presented for ratification at the next scheduled meeting of the Committee.

Audit Fees

     The aggregate fees billed during the fiscal years ended June 30, 2003 and 2002 for professional services rendered by SBS’ principal accounting firm, KPMG LLP, for the audit of the consolidated financial statements included in Form 10-K, and for the review of the interim condensed consolidated financial statements included in Form 10-Q, were approximately $361,500 and $293,900, respectively. Included here are fees associated with the review by KPMG of registration statements filed with the Securities and Exchange Commission and the related issuance of independent accountant consent letters.

Audit Related Fees

     The aggregate fees billed during the fiscal years ended June 30, 2003 and 2002 for assurance and related services rendered by SBS’ principal accounting firm, KPMG LLP, were approximately $18,400 and $61,800, respectively. Assurance and related service fees include the audit of employee benefit plan financial statements and due diligence assistance on potential acquisitions.

Tax Fees

     The aggregate fees billed during the fiscal years ended June 30, 2003 and 2002 for professional services rendered by SBS’ principal accounting firm, KPMG LLP, for tax compliance, tax advice, and tax planning were approximately $633,600 and $568,300, respectively. Tax compliance services include the preparation of income tax returns filed with the Internal Revenue Service and the tax authorities in Germany. Tax advice and planning services included assistance with the examination of prior year income tax returns by the Internal Revenue Service, implementation of domestic and international tax planning strategies, and consultation on other tax matters.

All Other Fees

     The aggregate fees billed during the fiscal years ended June 30, 2003, and 2002, for all other professional services rendered by SBS’ principal accounting firm, KPMG LLP, were approximately $5,400 and $34,400, respectively. Other services consisted of assistance with the interpretation of new accounting standards and other related services.

REPORT OF THE BOARD AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is comprised of four Directors who are independent and financially literate, and two of whom are financially sophisticated, within the current meaning of the National Association of Securities Dealers’ (“NASD”) rules regarding audit committees. In its role as an audit committee, the committee reviews and monitors SBS’ internal controls, financial reports, and accounting practices as well as the scope and extent of the audits performed by SBS’ independent auditors. In addition, the committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation, and oversight of the work of SBS’ independent auditors, and advance approval of all audit and non-audit services provided by SBS’ independent auditors, KPMG LLP.

     The Sarbanes-Oxley Act of 2002 added a number of provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees. With regard to the independence of audit committee members, the Sarbanes-Oxley Act and rules of the United States Securities and Exchange Commissions (“SEC”) require that NASD adopt additional rules that define independence more restrictively than under the current rules:

     • Audit committee members would be barred from accepting any direct or indirect consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member’s capacity as a member of the Board of Directors and any Board committee. This prohibition would preclude payments to a member as an officer or employee, as well as other compensatory payments. The members of our Audit Committee comply with these SEC-mandated requirements.

     • A member of the audit committee could not be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the Board and any Board committee. In this context, the SEC defines the terms “affiliate” and “affiliated person” to mean “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.” The SEC defines the term “control” as “the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.” Under the safe harbor adopted by the SEC, a person who is not an executive officer or a shareholder owning 10% or more of any class of voting equity securities of a specified person will be deemed not to control the specified person. The members of our Audit Committee fully comply with these SEC requirements.

     The Sarbanes-Oxley Act also requires that audit committees of public companies establish procedures for (a) the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters. The Audit Committee has adopted the SBS Financial Complaint Procedures Policy (the “Financial Complaints Policy”), which is posted on the SBS website at www.sbs.com under the “Investor Relations” heading on the Corporate Governance webpage. The Financial Complaints Policy complies with the requirements of the Sarbanes-Oxley Act, and provides, among other things, for confidential, anonymous submission by SBS employees of accounting and auditing concerns, submission by non-employees of similar concerns, and mandatory management reporting of all such submissions to the Audit Committee. As of the date of this report, the Audit Committee has not been notified by management of any internal or external submissions of financial complaints pursuant to the Financial Complaints Policy.

     In addition, the SEC has also adopted rules under the Sarbanes-Oxley Act that require a company to disclose whether it has at least one “audit committee financial expert” serving on its audit committee, and if so, the name of the expert and whether the expert is independent of management. SBS is required to comply with these disclosure requirements in its annual reports for fiscal years ending on or after July 15, 2003. The SEC rules define an “audit committee financial expert” as a person who has the following attributes:

•	An understanding of generally accepted accounting principles and financial statements;

•	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	An understanding of internal controls and procedures for financial reporting; and

•	An understanding of audit committee functions.

     Under the SEC rules, a person must have acquired such attributes through any one or more of the following:

•	Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

•	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

•	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

•	Other relevant experience.

     Although the disclosure requirements regarding “audit committee financial experts” will not apply to SBS until its 2004 Annual Report, the Board of Directors of SBS has already determined consistent with the SEC rules that SBS has two “audit committee financial experts” serving on the Audit Committee, that they are Louis C. Golm and Peter D. Fenner, and that each is independent of management.

     Management has primary responsibility for SBS’ financial statements and the overall reporting process, including SBS’ system of internal controls. KPMG LLP audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present in all material respects SBS’ financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. KPMG LLP also discusses with the committee any issues KPMG LLP believes the committee should consider. The committee has reviewed SBS’ audited consolidated financial statements for the fiscal year ended June 30, 2003, and discussed them with both management and KPMG LLP.

     The committee has also discussed with KPMG LLP the matters required to be discussed by generally accepted auditing standards, including those described in Statements on Auditing Standards No. 61 and No. 90, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, issued by the Independence Standards Board, and has discussed with KPMG LLP its independence from SBS. In addition, the committee has considered whether the provision of the non-audit services that it has approved is compatible with maintaining KPMG LLP’s independence and believes that it is.

     Based on these reviews and discussions, the committee has recommended to SBS’ Board of Directors that SBS’ audited consolidated financial statements be included in SBS’ Annual Report on Form 10-K for the year ended June 30, 2003, and filed with the U.S. Securities and Exchange Commission.

Audit Committee

Louis C. Golm, Chairman Lawrence A. Bennigson Warren W. Andrews Peter D. Fenner

REPORT OF THE BOARD MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Management Development and Compensation Committee of the Board of Directors is comprised entirely of outside Directors. Members are not eligible to participate in the officer and employee compensation programs they oversee.

     The responsibility of the Management Development and Compensation Committee is to:

•	Review the Chief Executive Officer’s policies and procedures designed to attract, develop and retain key managers and executives critical to the success of SBS and align executive compensation with shareholder interests, and to make related recommendations to the Board of Directors,

•	provide guidance and overview of all management development, executive salary, incentive and benefit programs,

•	evaluate the performance of the Chief Executive Officer and recommend Chief Executive Officer compensation to the full Board, and

•	meet annually with the Chief Executive Officer to review management development programs and activities, and succession planning.

     While the administration of management development and compensation is the responsibility of SBS management, the review and approval of the Management Development and Compensation Committee is required for:

•	overall executive (individuals which lead businesses or functional responsibilities) compensation, philosophy and policy,

•	incentive programs,

•	executive benefit and perquisite programs,

•	stock and stock option awards and their terms to be awarded to officers subject to Section 16(b) of the Securities Exchange Act of 1934, and

•	Board member compensation and any other compensation issues as may be directed to it.

     Chief Executive Officer Compensation Policy:

     In June of 2000, the Management Development and Compensation Committee recommended and the Board adopted the policy that future primary incentive compensation for the Chief Executive Officer would be based on stock options, more closely aligning the Chief Executive Officer’s compensation with the interests of SBS’ shareholders. In addition, the Board adopted the policy that the Chief Executive Officer would be eligible for cash incentives, at the sole discretion of and approval by the Committee. Factors in determining whether any cash incentive would be paid to the Chief Executive Officer include:

•	SBS’ financial operating performance as compared with its approved fiscal operating plan,

•	progress in the development of management and other human resources within SBS, and

•	progress in corporate development.

     Executive Officer Compensation Policy:

     Base salaries for all other executive officers have been set at competitive levels by the Chief Executive Officer in consultation with the Management Development and Compensation Committee, giving due regard to individual performance and time in position. Cash incentive compensation for all other executive officers is discretionary, proposed by the Chief Executive Officer, and approved by the Committee, based on factors similar to those used for establishing cash incentive compensation for the Chief Executive Officer. Factors included in determining discretionary cash incentive compensation for management with line responsibility for division operations are generally tied to performance targets for the businesses under their authority and contribution to overall earnings per share. These performance targets are set as part of the annual budgeting process for SBS and its subsidiaries. No cash incentive compensation was paid for the fiscal year ended June 30, 2003.

     Chief Executive Officer Compensation (Mr. Peckham). Clarence W. Peckham was appointed to the position of Chief Executive Officer effective April 17, 2003, succeeding Christopher J. Amenson who assumed the position of Executive Chairman effective the same date. Mr. Peckham entered into a five-year employment agreement with a base salary of $300,000 and was granted a stock option of 100,000 shares of SBS common stock, with annual vesting of 20,000 shares beginning on April 30, 2004 through April 30, 2008, based on continuous employment through these dates. Mr. Peckham’s level of compensation is consistent with that of similar positions of companies of similar size in the electronics and other relevant industries, as well as market competitive conditions to attract high quality leadership in SBS’ industry. At the sole discretion of the Management Development and Compensation Committee, Mr. Peckham is eligible to receive additional cash incentive compensation. No cash incentive compensation was paid to him in fiscal 2003.

     Former Chief Executive Officer Compensation (Mr. Amenson). Christopher J. Amenson was appointed Chief Executive Officer on April 26, 2002, and held that position until April 17, 2003, when he assumed the position of Executive Chairman. Concurrent with Mr. Amenson’s appointment as Chief Executive Officer, effective April 26, 2002, Mr. Amenson entered into a three-year employment agreement with a base salary of $200,000 and was granted a stock option of 120,000 shares of SBS common stock, for which all shares are exercisable as of April 17, 2003, the effective date of his change from the position of Chief Executive Officer, in connection with the terms of the employment agreement. In line with the compensation policies applicable to the Chief Executive Officer, the Management Development and Compensation Committee recommended to the Board and the Board approved, based on economic and market conditions at that time, that Mr. Amenson’s compensation be closely aligned with the interests of SBS’ shareholders, weighting a significant portion of Mr. Amenson’s compensation to market appreciation of SBS common stock. Other than the stock options granted Mr. Amenson in connection with his appointment to the position of Chief Executive Officer on April 26, 2002, no incentive options or cash incentive compensation were provided to him in fiscal 2003.

Management Development and Compensation Committee

Lawrence A. Bennigson, Chairman Peter D. Fenner Louis C. Golm Richard Szafranski Alan F. White

FIVE YEAR PERFORMANCE COMPARISON

How Did SBS Common Stock Perform During the Fiscal Year?

     The graph below provides a comparison of SBS’ cumulative total shareholder return with performances of the NASDAQ Stock Market (U.S.) Index and the NASDAQ Computer Manufacturer Index as a Peer Group. The following graph assumes the investment of $100 on June 30, 1998 in SBS Common Stock. The NASDAQ Computer Manufacturer Index’s and the NASDAQ Stock Market (U.S.) Index’s returns assume reinvestment of stock and cash dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SBS TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ COMPUTER MANUFACTURER INDEX

	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	1998	1999	2000	2001	2002	2003

SBS Technologies, Inc.	100	67.20	122.64	125.63	81.27	64.81
NASDAQ Stock Market (U.S.)	100	143.67	212.43	115.46	78.65	87.33
NASDAQ Computer Manufacturer	100	186.70	343.75	139.30	91.04	104.54

     * $100 invested on June 30, 1998 in stock or index — including reinvestment of dividends. Fiscal year ended June 30.

ANNUAL REPORT

     The Annual Report to Shareholders concerning the operations of SBS for fiscal year ended June 30, 2003, including the financial statements for that year, has been enclosed with this Proxy Statement.

PROPOSALS TO BE VOTED UPON

PROXY ITEM NO. 1 — ELECTION OF DIRECTORS

     SBS’ Bylaws provide for a Board of Directors composed of a minimum of one but not more than nine directors, all of whom are elected annually. Annually, the Board of Directors determines the number of nominees to be recommended to the Shareholders for election to the Board. The following persons have consented to be nominated and, if elected, to serve as Directors of SBS.

1.	Christopher J. Amenson	2.	Warren W. Andrews
3.	Lawrence A. Bennigson	4.	Peter D. Fenner
5.	Louis C. Golm	6.	Clarence W. Peckham
7.	Richard Szafranski	8.	Alan F. White

The Board of Directors recommends that you vote “FOR” the election of each named nominee.

PROXY ITEM NO. 2 — RATIFICATION OF SELECTION OF AUDITORS

     The Directors have selected KPMG LLP, independent certified public accountants, as SBS’ independent auditors for the 2004 fiscal year. KPMG LLP has no direct interest in SBS and has had no such interest during the past fiscal year. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders, will be given the opportunity to make a statement if they so wish, and will be available to respond to appropriate questions.

The Board of Directors recommends that you vote “FOR” the ratification of their selection of KPMG LLP as independent auditors of SBS.

PROXY ITEM NO. 3 — APPROVAL OF AMENDMENT TO THE 1993
DIRECTOR AND OFFICER STOCK OPTION PLAN

     On July 29, 2003, the SBS Board of the Directors approved, subject to shareholder approval, an amendment, to become effective upon shareholder approval, to the Company’s 1993 Director and Officer Stock Option Plan (“Plan”). Specifically the amendment:

(i)	amends Section V, Plan Shares, by reducing the maximum number of Plan shares for which options may be awarded each fiscal year as follows (bolded language to be deleted):

From – The maximum number of Plan Shares for which Options may be awarded each fiscal year is five percent of the number of shares of Common Stock outstanding at the first day of that fiscal year. Those Plan Shares underlying expired or terminated Options issued under the Plan and Plan Shares available each year under the Plan as to which Options were not granted in that year shall be added to the maximum number of Plan Shares available in any subsequent fiscal year.

To – The maximum number of Plan Shares for which Options may be awarded each fiscal year is five percent of the number of shares of Common Stock outstanding at the first day of that fiscal year. Those Plan Shares underlying expired or terminated Options issued under the Plan shall be added to the maximum number of Plan Shares available in any subsequent fiscal year.

(ii)	amends Section VI, Grants to Directors, by changing the number of options automatically granted to each Eligible Director of the Company upon initial appointment from 5,000 to 11,500, by changing the number of options automatically granted to each Eligible Director of the Company upon re-election as a Director from 5,000 to 11,500, and by deleting the sentence, “An Eligible Director serving at the Effective Date of the Plan who did not receive a grant of 5,000 Option Shares upon becoming a Director will receive an Option for 5,000 Option Shares upon the Effective Date of the Plan.”

(iii)	amends Section VII, Exercise of Options, by extending the termination date of options granted to each Eligible Director under the Plan from the earlier of (a) failure to vest, (b) five years from the date of grant or (c) twelve months from the date the Eligible Director ceases to be a member of the

Board of Directors, to the earlier of (x) failure to vest, (y) ten years from the date of grant or (z) twelve months from the date the Eligible Director ceases to be a member of the Board of Directors.

     The purposes of the Plan is to promote the long-term success of the Company by (i) providing a means by which the Company can attract, retain and compensate Directors and Executive Officers who can materially contribute to the success of the Company and (ii) encourage stock ownership by Directors and Executive Officers so that they may have a proprietary interest in the Company’s success. The Plan is intended to comply with the requirements of Rule 16b-3 under the Securities and Exchange Act of 1934 (“1934 Act”).

     All non-employee Directors (“Eligible Directors”) of the Company are eligible to participate in the Plan, as are all Executive Officers of the Company who are subject to the filing and reporting requirements of Section 16 of the 1934 Act (“Eligible Officers”). As of the date of this Proxy Statement, six of the Company’s current eight Directors would qualify as Eligible Directors under the Plan, and approximately five of the Company’s Executive Officers would qualify as Eligible Officers. The amendment proposed by this Proxy Statement affects only grants of Options to Eligible Directors and does not affect the Plan as it relates to grants of Options to Executive Officers.

     The following table reflects the benefits or amounts that will be received by or allocated to each of the following under the Plan, as amended, to the extent those benefits or amounts are determinable:

NEW PLAN BENEFITS
SBS Technologies, Inc.
1993 Director and Officer Stock Option Plan

Name and Position	Dollar Value ($)		Number of Units

Christopher J. Amenson Chairman of the Board & Executive Chairman	(1)		(1)
Bruce E. Castle Vice President, General Counsel & Secretary	(1)		(1)
James E. Dixon, Jr. Executive Vice President, Chief Financial Officer & Treasurer	(1)		(1)
David H. Greig President & Chief Operating Officer	(1)		(1)
Clarence W. Peckham Chief Executive Officer	(1)		(1)
Executive Group	(1)		(1)
Warren W. Andrews Non-Executive Director	$101,359	(3)	11,500	(2)
Lawrence A. Bennigson Non-Executive Director	$101,359	(3)	11,500	(2)
Peter D. Fenner Non-Executive Director	$101,359	(3)	11,500	(2)
Louis C. Golm Non-Executive Director	$101,359	(3)	11,500	(2)
Richard Szafranski Non-Executive Director	$101,359	(3)	11,500	(2)
Alan F. White Non-Executive Director	$101,359	(3)	11,500	(2)
Non-Executive Director Group	$608,154	(3)(4)	69,000 per year
Non-Executive Officer Employee Group	None		None

NEW PLAN BENEFITS (Continued)

(1)	Benefits to Executive Officers, including those who might receive 5% or more of the options, are not determinable because of award of options to Executive Officers under the Plan is at the discretion of the Committee.

(2)	The awards described are contingent upon re-election of each of the identified Directors.

(3)	The dollar value is calculated using the price per share for common stock as of September 2, 2003, under the Black-Scholes option pricing model to estimate the fair value of the options issued with the following assumptions; expected life of 10 years, risk free rate of return of 3.49%, expected volatility of 71.3% and a dividend yield of 0%. This actual amount will differ because the price per share used will be as of the date the Plan is approved by the Shareholders of the Company and the re-election, if applicable, of each Eligible Director.

(4)	The market value of the securities underlying these options as of September 2, 2003 was $776,940.

     The Plan provides an automatic formula award to Eligible Directors of options to purchase shares of Company Common Stock. Upon becoming a Director, by election or appointment within 90 days of the last shareholder meeting at which Directors were elected, an Eligible Director receives an option for the purchase of 11,500 shares of Common Stock (as amended from 5,000, subject to approval by shareholders). No persons named in this Proxy are being nominated for initial election or appointment to the Board of Directors of the Company under this provision. Thereafter, upon each re-election as a Director, each Eligible Director will be awarded an additional option for 11,500 shares of Common Stock (as amended from 5,000, subject to approval by shareholders). Each re-elected Eligible Director would, therefore, receive an option for 11,500 shares from the Plan, assuming approval of the amendment. No consideration will be received by the Company for the grant of the options.

     The maximum number of Plan Shares for which Options may be awarded each fiscal year is five percent of the number of shares of Common Stock outstanding at the first day of that fiscal year. Those Plan Shares underlying expired or terminated Options issued under the Plan will be added to the maximum number of Plans Shares available in any subsequent fiscal year (as amended, subject to approval by shareholders, the Plan Shares available each year under the Plan as to which Options were not granted in previous years will not be added to the maximum number of shares available for grant).

     As amended, subject to approval by shareholders, the Plan will no longer provide for special grants of Options to Eligible Directors serving at the Effective Date of the Plan, which was the date of original adoption of the Plan. See proposed deletion to Section VI of the Plan in Proxy Item No. 3, subparagraph (ii) above. A committee, consisting of two or more non-employee Directors, administers the Plan, and, from time to time and in its sole discretion, selects from Eligible Officers those to whom Options will be awarded and makes those awards. The number of Option Shares covered by an Option will be determined by the Committee in accordance with criteria determined by the Committee. The Committee will determine the exercise price (which if not otherwise determined, will be the closing price for the Common Stock on the trading day immediately preceding the date of grant), the terms of vesting, and exercise, and termination or expiration of the Options.

     The Plan may be amended by a majority vote of the Board of Directors, subject to shareholder approval for certain material amendments, except that, if the proposed amendment is adopted, Shareholder approval of an amendment will only be required if required by applicable law or regulation or the requirements of any stock exchange or Nasdaq System with which the Common Stock is registered. Nasdaq rules require shareholder approval of material amendments, as defined in the rules.

     The options to be granted under the Plan are not qualified options under the provisions of the Internal Revenue Code (“IRC”). No tax consequence to the optionee or the Company will result from the grant or vesting of the options. Upon exercise, the optionee will recognize ordinary income under Section 83 of the IRC, and the

Company will have a corresponding tax deduction, in the amount of the difference between fair market value of the option shares and the exercise price.

     Please refer to the item entitled “Compensation of Executive Officers” for information concerning plans, including the Plan, under which the Company paid or distributed cash or non-cash compensation during the most recent fiscal year and previously adopted plans under which the Company may pay or distribute cash or non-cash compensation in the future to Executive Officers.

     Adoption of the amendment to the Plan requires the affirmative vote of a majority of shares of Common Stock represented in person or by proxy at the annual meeting.

     The foregoing is a general summary of the Plan and is qualified in its entirety by reference to the copy of the Plan, as amended, attached to this Proxy Statement as Appendix D.

     This proposed amendment of the Plan does not affect the total number of options for Company stock currently granted annually to Eligible Directors. For total options for Company stock granted annually to Eligible Directors, see section under heading How Much Are The Directors Paid?

     For total shares of Common Stock of the Company subject to options issued by the Company under all of its existing equity compensation plans, weighted average exercise price, and number of securities remaining available for future issuance under equity compensation plans, see section under heading Compensation Plans of SBS Under Which Securities May Be Issued, included in this Proxy Statement.

     The Board of Directors believes that the proposed amendment further aligns Directors’ proprietary interests with the Company’s long-term success and recommends that you vote “FOR” the approval of the amendment to the 1993 Director and Officer Stock Option Plan.

OTHER MATTERS

     The Board of Directors is not aware of any other matters that are to be presented at the meeting. However, if any other matters should properly come before the meeting, the Proxies will vote on those matters in accordance with their judgment.

     The above Notice and Proxy Statement are sent by order of the Board of Directors.

Bruce E. Castle Secretary

APPENDIX A

SBS TECHNOLOGIES, INC.
AUDIT COMMITTEE

CHARTER

STATEMENT OF PURPOSE

The Audit Committee (“Committee”) is a standing committee of the SBS Technologies, Inc. (“Company”) Board of Directors, consisting solely of not fewer than three directors who are independent, as determined in accordance with all applicable rules and laws. At least one member of the Committee shall be an “audit committee financial expert” consistent with SEC guidelines.

The Committee’s primary functions are to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

The Committee is directly responsible for the oversight of the independent auditor of the Company (the “Auditor”) and has sole authority and responsibility for the Auditor’s appointment, termination and compensation (subject, if applicable, to shareholder ratification). The Auditor will report directly to the Committee and the Committee will be responsible for the resolution of any disagreements between management and the Auditor regarding financial reporting. The Committee shall approve all audit fees and terms and all non-audit services provided by the Auditor. A Committee member designated by the Committee, or in the absence of such designation the Chairman (the “Designated Member”), may approve additional proposed non-audit services that arise between Committee meetings provided that the Designated Member notifies promptly the other members of the Committee in writing and the decision to pre-approve the service is presented for ratification at the next scheduled meeting of the Committee.

DUTIES AND RESPONSIBILITIES

1.	Review and update the Committee’s charter annually.

2.	Consider and review with the Auditor and management:

(a)	The adequacy and effectiveness of the Company’s disclosure controls and procedures and internal controls, and any significant findings and recommendations of the Auditor and management’s responses thereto.

(b)	Any significant changes in disclosure controls and procedures or internal controls or any other factors that could significantly affect disclosure controls and procedures or internal controls subsequent to the date of management’s evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

(c)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3.	Review with management and the Auditor at the completion of the annual examination the Company’s annual financial statements and related footnotes, the audit and the conduct thereof, including any serious disagreements or disputes with management, and any other matters relating to the audit.

4.	Review with the Auditor and management the Company’s compliance with the Company’s code of conduct and legal matters that may have a material impact on the Company’s financial statements.

5.	Review and approve any related party transactions.

6.	Prepare a letter for inclusion in the annual report in accordance with law.

APPENDIX A

SBS TECHNOLOGIES, INC.
AUDIT COMMITTEE

CHARTER

7.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

8.	The Committee will perform such other functions as described in the Statement of Purpose, and as assigned by law, the Company’s charter or bylaws, or the Board of Directors.

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or other advisers to assist it in the conduct of any investigation and as the Committee otherwise determines necessary to carry out its duties. The Committee shall meet at least four times per year or more frequently as circumstances require.

Dated: February 7, 2003

APPENDIX B

SBS TECHNOLOGIES, INC.
MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

CHARTER

The Management Development and Compensation Committee of the Board of Directors is comprised entirely of outside Directors. Members are not eligible to participate in the officer and employee compensation programs they oversee. The responsibility of the Management Development and Compensation Committee is to:

•	review the CEO’s policies and procedures designed to attract, develop and retain key managers and executives critical to the success of SBS and to align executive compensation with shareholder interests, and to make related recommendations to the Board of Directors,

•	provide guidance and overview of all management development, executive salary, incentive and benefit programs,

•	evaluate the performance of the Chief Executive Officer and to recommend Chief Executive Officer compensation to the full Board, and

•	meet annually with the Chief Executive Officer to review management development programs and activities, and succession planning.

While the administration of management development and compensation is the responsibility of SBS management, the review and approval of the Management Development and Compensation Committee is required for:

•	overall executive (individuals which lead businesses or functional responsibilities) compensation, philosophy and policy,

•	incentive programs,

•	executive benefit and perquisite programs,

•	stock and stock option awards and their terms to be awarded to officers subject to Section 16(b) of the Securities Exchange Act of 1934, and

•	Board member compensation and any other compensation issues as may be directed to it.

Dated: February 7, 2003

APPENDIX C

SBS TECHNOLOGIES, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

CHARTER

STATEMENT OF PURPOSE

The Nominating and Corporate Governance Committee (“Committee”) is a standing committee of the Board of Directors (the “Board”) of SBS Technologies, Inc. (the “Company”), consisting of not fewer than three independent directors. The Committee shall have the responsibility to make recommendations to the Board with respect to nominees to be designated by the Board for election as directors and officers, the effectiveness, structure, size and composition of the Board, including committee assignments, and to monitor corporate governance standards of the Company.

The Committee will periodically review its charter and recommend appropriate changes to the Board. The Committee may retain independent consultants, as appropriate, and take such other actions as may be necessary to achieve the following duties and responsibilities:

DUTIES AND RESPONSIBILITIES

1.	Develop candidate criteria for Board membership, including at least one “financial expert” pursuant to SEC guidelines.

2.	Recommend to the Board nominees for election to the Board.

3.	Recommend to the Board nominees for election as officers of the Company.

4.	Recommend to the Board the composition and organization of the Board, including committee assignments.

5.	Recommend to the Board the optimal size of the Board.

6.	Review Board policies and practices that influence the effectiveness of the Board, including conflicts of interest.

7.	Recommend development programs and activities for Board members and oversee orientation of new Board members.

8.	Recommend criteria to be applied in determining whether directors should continue in office, and periodically review the performance of directors.

9.	Periodically review Company policies and procedures with respect to corporate governance standards, including the nature, timeliness and adequacy of information supplied to directors regarding Company activities, industry trends and public policy developments.

10.	Recommend Board stock ownership guidelines.

Dated: February 7, 2003

APPENDIX D

SBS TECHNOLOGIES, INC.
1993 DIRECTOR ADN OFFICER STOCK OPTION PLAN

(as amended effective November 13, 2003)

I. PURPOSE

     The purpose of the 1993 Director and Officer Stock Option Plan (the “Plan”) is to promote the long term success of SBS Technologies, Inc. by: (i) providing a means through which the Company can attract, retain and compensate Directors and Executive Officers who can materially contribute to the success of the Company and (ii) encourage stock ownership by Directors and Executive Officers so that they may have a proprietary interest in the Company’s success.

II. DEFINITIONS

     The capitalized words appearing in this Plan are defined as follows:

A.	COMMITTEE means the Committee of the Board of Directors appointed by the Board of Directors of the Company to administer the Plan as to officers, as more fully described in the Plan.

B.	COMMON STOCK means the no par value common stock of SBS Technologies, Inc.

C.	COMPANY means SBS Technologies, Inc., and any subsidiaries.

D.	OPTION means the right to acquire Common Stock, conferred pursuant to this Plan.

E.	OPTION SHARES means shares of Common Stock which may be acquired under an Option.

F.	OPTIONEE means the person entitled to acquire Option Shares under an Option.

G.	EFFECTIVE DATE means the date the Plan is approved by the affirmative votes of the holders of a majority of the outstanding Common Stock entitled to vote at a meeting of the Company shareholders duly held in accordance with the laws of New Mexico.

H.	PLAN means the 1993 Director and Officer Stock Option Plan.

I.	PLAN SHARES means the aggregate amount of Common Stock which may be awarded under the Plan.

III. ELIGIBLE DIRECTORS AND OFFICERS

     All Directors of the Company who are not employees of the Company, whether elected or appointed, (“Eligible Directors”) and all Executive Officers of the Company subject to Section 16 of the Securities Act of 1934 (“Eligible Officers”), are eligible for awards under the Plan.

IV. THE COMMITTEE

     The Committee will consist of two or more “Non-Employee” Directors as that term is defined in Section 16b-3(b)(3)(i). No member of the Committee will be an Eligible Officer. The Committee will administer the Plan and, from time to time and in its sole discretion, select from Eligible Officers those to whom Options will be awarded and make those awards. The number of Option Shares covered by an Option will be determined by the Committee in accordance with the criteria determined by the Committee, including Company performance. The

APPENDIX D

SBS TECHNOLOGIES, INC.
1993 DIRECTOR ADN OFFICER STOCK OPTION PLAN

(as amended effective November 13, 2003)

exercise price will be determined by the Committee and, if not otherwise determined, will be the closing price for the Common Stock on the trading day immediately preceding the date of grant. The Committee will determine, in its sole discretion, the terms of vesting, and exercise, and termination or expiration of the Options. Payment for Option Shares upon exercise of an Option will be made in cash or, in the discretion of the Committee determined as of the grant of (or by amendment to) the Option and incorporated therein, (i) in Common Stock (valued as determined by the Committee) or (ii) through a net exercise of the Option.

V. PLAN SHARES

     The maximum number of Plan Shares for which Options may be awarded each fiscal year is five percent of the number of shares of Common Stock outstanding at the first day of that fiscal year. Those Plan Shares underlying expired or terminated Options issued under the Plan shall be added to the maximum number of Plan Shares available in any subsequent fiscal year.

VI. GRANTS TO DIRECTORS

     Each Eligible Director, upon his or her appointment by the Board of Directors within 90 days of the Company’s most recently held meeting of shareholders at which Directors were elected, or election as a Director, shall automatically be awarded an option for 11,500 Option Shares. Thereafter, upon each re-election as a Director, the Eligible Director shall automatically receive an Option for 11,500 Option Shares.

VII. EXERCISE OF OPTIONS

     This paragraph applies to Options held by Eligible Directors. The exercise price per Option Share shall be the closing price for the trading day immediately preceding the date of grant. The Option will vest and become exercisable at 5:00 p.m., New Mexico time, on the day before the next meeting of shareholders of the Company at which Directors are elected following the grant of the option if the Eligible Director still holds office. The Option shall terminate the earlier of (i) failure to vest, (ii) ten (10) years from the date of grant or (iii) twelve months from the date the Optionee ceases to be a member of the Board of Directors. Payment for Option Shares upon exercise of an Option will be made in cash, or in the discretion of the Board of Directors determined as of the date of grant (or upon amendment) of the Option and incorporated therein, (i) in Common Stock valued as determined by the Board of Directors, or (ii) through a net exercise of the Option.

VIII. RESTRICTIONS ON TRANSFER

     Unless and until the Company registers Plan Shares under the Securities Act of 1933 (the “Act”) and as required by the securities laws of other applicable jurisdictions, the Option Shares awarded under the Plan will be “restricted securities” as that term is defined under Rule 144 of that Act and may only be transferred upon registration or in reliance on an exemption, established to the satisfaction of the Company, under the Act. Except with specific approval by the Board of Directors or the Committee, no Option will be transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder, unless a proposed transfer is in compliance with the requirements for registration of the Option or Option Shares on Form S-8 under the Act as those requirements are then in effect. Moreover, all Option Shares are subject to the transferability restrictions imposed by Section 16 of the Securities Exchange Act of 1934. No Option (other than upon exercise) or Option Share may be transferred or otherwise alienated in any way for a period of six months from the date of grant, as provided in Rule 16b-3(d)(3).

APPENDIX D

SBS TECHNOLOGIES, INC.
1993 DIRECTOR ADN OFFICER STOCK OPTION PLAN

(as amended effective November 13, 2003)

IX. RECLASSIFICATION, CONSOLIDATION, MERGER OR EXCHANGE

     If and to the extent that the number of issued shares of Common Stock is increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, or the like, the number of Plan Shares will be proportionately adjusted. If the Company is reorganized, consolidated, or merged, or shares of Common Stock are exchanged, with another corporation (an “Event”), Eligible Directors and Eligible Officers will be entitled to receive shares of the reorganized, consolidated, or merged company, or shares exchanged, in the same proportion, under the same circumstances and subject to the same conditions as if the Event had not occurred.

X. MANDATORY TAX WITHHOLDING

     Upon issuance of Option Shares under this Plan to an Eligible Director or Eligible Officer (“Participant”), the number of Option Shares otherwise issuable or payable may, at the option of the Optionee with the consent of the Company, be reduced by the amount necessary to satisfy the Participant’s United States Federal and, where applicable, state and local tax withholding requirements.

XI. SHAREHOLDER APPROVAL

     This Plan will be presented for consideration and approval of the shareholders of the Company at a meeting, special or regular, of the shareholders of the Company. If the Plan is not approved by the shareholders, the Plan shall terminate. No awards may be made under the Plan until that approval is received.

XII. RIGHTS AS SHAREHOLDER AND EMPLOYEE

     No person eligible to participate in this Plan will have any rights as a Shareholder of the Company with respect to the Option Shares before the date of issuance to that person of certificates for exercised awarded Option Shares. Neither the Plan nor any awards granted under the Plan will confer upon a participant any right to continue in the employ or to continue as a Director of the Company.

XIII. TERM OF THE PLAN

     The Plan will terminate on the earlier of the award of all of the Plan Shares or termination by the Board of Directors.

XIV. CONSTRUCTION

     The Plan will be interpreted and administered under the laws of the State of New Mexico. The Plan is intended to qualify under and comply with all applicable conditions of Rule 16b-3, or its successors, of the Securities Exchange Act of 1934. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and, with respect to actions by the Committee or Board of Directors, deemed advisable by the Committee or Board of Directors.

XV. INTERPRETATION

     All questions of interpretation and application of the Plan will be determined, as they relate to the Eligible Officers, solely by the Committee, as they relate to the Board of Directors, solely by the Board of Directors, the determination of which will be final and binding upon all parties.

APPENDIX D

SBS TECHNOLOGIES, INC.
1993 DIRECTOR ADN OFFICER STOCK OPTION PLAN

(as amended effective November 13, 2003)

XVI. AMENDMENT OF PLAN

     This Plan may be amended by a majority vote of the Board of Directors at any time and from time to time, except that shareholder approval of an amendment will be required if required by applicable law or regulation or the requirements of any stock exchange or Nasdaq System with which the Common Stock is registered.

SBS Technologies, Inc.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, November 13, 2003

9:30 a.m.
Eastern Standard Time

Massachusetts Institute of Technology Faculty Club
50 Memorial Drive, 6th Floor
Cambridge
Massachusetts

SBS Technologies, Inc.	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

I appoint Clarence W. Peckham and Bruce E. Castle, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of shareholders to be held on November 13, 2003 in Cambridge, Massachusetts, and at any adjournment(s) or postponement(s) thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting those shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting, including matters as to which the Company did not have timely notice, and they may name others to take their place.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE FOLLOWING BOARD OF DIRECTORS’ PROPOSALS.

See reverse for voting instructions.

COMPANY #

CONTROL #

You may vote your Proxy in three ways

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 11:00 a.m. (CT) on November 12, 2003.

•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

•	Follow the simple instructions the Voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/sbse/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on November 12, 2003.

•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to SBS Technologies, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of	01 Christopher J. Amenson	05 Louis C. Golm	☐	Vote FOR	☐	Vote WITHHELD
	eight directors:	02 Warren W. Andrews	06 Clarence W. Peckham		all nominees		from all nominees
		03 Lawrence A. Bennigson, Ph.D.	07 Richard Szafranski		(except as marked)
		04 Peter D. Fenner	08 Alan F. White
o Please fold here o
Each Director who receives a “FOR” vote by a majority of votes represented in person or by proxy at the annual meeting will be elected. If you vote to withhold authority to vote for all listed nominees or if you vote to withhold authority for a particular nominee, your vote will count as a vote “AGAINST” the nominee(s). Otherwise, your vote will count “FOR” the nominee(s).

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)				[			]

2.	Ratification of Appointment of Independent Auditors	☐	For	☐	Against	☐	Abstain

A “FOR” vote by a majority of the shares represented in person or by proxy at the annual meeting is required to ratify the appointment of KPMG LLP as the principal independent auditors for fiscal year ending June 30, 2004. If you “ABSTAIN” from voting, your abstention has the same effect as if you voted “AGAINST” the appointment.

3.	Approval of Amendment to the 1993 Director and Officer Stock Option Plan	☐	For	☐	Against	☐	Abstain

A “FOR” vote by a majority of the shares represented in person or by proxy at the annual meeting is required to approve the amendment to the 1993 Director and Officer Stock Option Plan. If you “ABSTAIN” from voting, your abstention has the same effect as if you voted “AGAINST” the amendment.

Address Change? Mark Box	☐	Indicate changes below:	Date

[ ]

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.